EXHHIBIT (5)

                       NONQUALIFIED STOCK OPTION AGREEMENT


         THIS NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement"), made and entered into as of this 30th day of May, 2002 (the "Grant Date"), by and between Arnold L. Chavkin (the "Participant") and Crown Media Holdings, Inc., a Delaware corporation (the "Company"), and its successors from time to time sets forth the terms and conditions of the Stock Option (as defined below).

         Capitalized terms used and not defined in this Agreement shall have the meaning given to them in the Company's Amended and Restated 2000 Long Term Incentive Plan (the "Plan").

         1. GRANT OF STOCK OPTION. Pursuant to, and subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a Stock Option with respect to 4,098 shares of Class A common stock, par value $.01 per share, of the Company ("Class A Stock")(the "Stock Option").

         2. OPTION PRICE. The option price per share of Class A Stock subject to the Stock Option is $9.76.

         3. IDENTIFICATION OF STOCK OPTION. The Stock Option is a Nonqualified Stock Option.

         4. DATE OF EXERCISE; VESTING. Subject to Section 10 of the Plan, the Stock Option shall be vested and exercisable in four equal annual installments on the first, second, third and fourth anniversaries of the Grant Date. In the event of the termination of the Participant's membership on the Company's Board, any portion of the Stock Option that has not been vested as of the date of such termination shall be forfeited, and the portion thereof that has vested shall expire as set forth in Section 5 of this Agreement.

         5. STOCK OPTION TERM. (a) Subject to Section 10 of the Plan, the Stock Option shall expire on the earliest to occur of:

             i. the first anniversary of the termination of the Participant's membership on the Company's Board by reason of death, Disability or Retirement;

             ii. the removal of the participant from the Company's Board for Cause;

             iii. the expiration of three years after the termination of the Participant's membership on the Company's Board for any reason other than death, Disability, Retirement or a termination by the Company for Cause, other than in the event that the Participant has served as a member of the Company's board for less than three consecutive years, in which case on the expiration of one year after such termination; and
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             iv.  the tenth anniversary of the Grant Date.

         b. Notwithstanding clauses (i) or (iii) of Section 5(a) of this Agreement, in the event of the termination of the Participant's membership on the Company's Board but before the scheduled expiration date of the Stock Option (as set forth in the above clauses (i) and (iii), as applicable), the Stock Option shall expire on the earlier of (1) the first anniversary of the date of the Participant's death and (2) the tenth anniversary of the Grant Date.

         6. METHOD OF STOCK OPTION EXERCISE. The Stock Option may be exercised during its term, in whole or in part, to the extent it has become vested and exercisable pursuant to Section 4 of this Agreement and Section 10 of the Plan and has not yet been forfeited or expired, by giving written notice of exercise to the President of the Company specifying the number of shares of Class A Stock subject to the Stock Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by (1) certified or bank check or such other instrument as the Company may accept or (2) a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price (and, if requested, reduced by the amount of any federal, state, local or foreign withholding taxes).

         7. TRANSFERABILITY. The Stock Option shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution or, (ii) to the Participant's immediate family, whether directly or indirectly, or by means of a trust, limited liability company, partnership or otherwise. For purposes of this Section 7, "immediate family" shall mean the Participant's child, sibling, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, sister-in-law or brother-in-law, including adoptive relationships. The Stock Option shall be exercisable, subject to the terms of the Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such Stock Option is transferred pursuant to this Section 7, it being understood that the term "Participant" includes such guardian, legal representative and other transferee.

         8. SUCCESSORS, ASSIGNS AND TRANSFEREES. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and each of their respective successors, assigns and transferees; PROVIDED, that the Participant may not assign to any person any of such Participant's rights hereunder other than in connection with a transfer to such person of the Stock Option granted hereby in accordance with the provisions hereof.

         9. ADMINISTRATION. The authority to manage and control the operation and administration of this Agreement shall be vested in the Compensation Committee of the Board or such other committee as the Board may from time to time designate, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of this Agreement by the Committee and any decision made by it with respect to this Agreement are final and binding on all persons.


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         10.  INCORPORATION OF PLAN; PLAN GOVERNS.  Notwithstanding  anything in this Agreement to the contrary, all terms and conditions of the Plan are incorporated herein by reference. This Agreement shall be subject to the terms of the Plan and if there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement, as interpreted by the Committee, shall govern. The Participant may obtain a copy of the Plan from the office of the President of the Company. This Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

         11. NOT AN EMPLOYMENT CONTRACT. Neither this Agreement nor the Stock Option shall confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall they interfere in any way with any right of the Company or any Subsidiary to terminate or modify the terms of the Participant's employment or other service at any time.

         12. INTEGRATION. This Agreement and the other documents referred to herein, including without limitation the Plan, or delivered pursuant hereto, which form a part hereof contain the entire understanding of the parties with respect to their subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This
Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

         13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together constitute one and the same instrument. Notwithstanding the foregoing, any duly authorized officer of the Company may execute this Agreement by providing an appropriate facsimile signature, and any counterpart or amendment hereto containing such facsimile signature shall for all purposes be deemed an original instrument duly executed by the Company. In the event that such a facsimile signature is used, such duly authorized officer shall execute, in original, a certificate attesting to the entry into this Agreement or all similar agreements or any amendment hereto or thereto, which certificate shall list the names of all of the parties to such Agreements or amendments and shall be filed with the permanent records of the Company.

         14. PARTICIPANT ACKNOWLEDGMENT. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant further acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Stock Option granted hereby shall be final and conclusive.


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         IN WITNESS  WHEREOF,  the  Participant  has executed this  Agreement on
Participant's own behalf, thereby representing that Participant has carefully read and understands this Agreement and the Plan as of the day and year first written above, and the Company has caused these presents to be executed in its name and on its behalf as of the Grant Date.

                            PARTICIPANT


                             /S/ ARNOLD L. CHAVKIN
                            ----------------------------------------------------
                            Arnold L. Chavkin




                            CROWN MEDIA HOLDINGS, INC.

                             /S/  WILLIAM J. ALIBER
                            ----------------------------------------------------
                            William J. Aliber
                            Executive Vice President and Chief Financial Officer



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